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                                                                        EX.19(d)


                               POWER OF ATTORNEY

     LET IT BE KNOWN that I, O. Douglas Worthington, hereby revoke all Powers of Attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account H (Legacy III), Lincoln National Variable Annuity Fund A (Individual), and Lincoln National Variable Annuity Fund A (Group) which were previously executed by me and appoint Jeremy Sachs, Dennis Schoff, and C. Suzanne Womack, jointly and severally, my attorneys-in-fact, with power of substitution, for me in any and all capacities, to sign any and all amendments to the Registration Statement for Lincoln National Variable Annuity Account H (Legacy III), Lincoln National Variable Annuity Fund A (Individual), and Lincoln National Variable Annuity Fund A (Group) and to file such amendments, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.


                                               /s/ O. Douglas Worthington
                                               -----------------------------
                                               O. Douglas Worthington



STATE OF INDIANA)
                )SS:
COUNTY OF ALLEN )

          Subscribed and sworn to before me
          this 7th day of April, 1997.


                    /s/ Janet L. Lindenberg
                    -----------------------
                    Notary Public

          My Commission Expires:         JANET L. LINDENBERG
                                    NOTARY PUBLIC STATE OF INDIANA
                                             ALLEN COUNTY
                                   MY COMMISSION EXP. JULY 6, 1997